UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2018

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, the Board of Directors of Camden National Corporation (the "Company") elected Ms. Marie J. McCarthy to serve as a member of the Board of Directors effective July 31, 2018. Ms. McCarthy will serve as a member of the Board of Directors of the Company until the 2019 Annual Meeting of Shareholders. The board has determined Ms. McCarthy will also serve as a member of the Company's Technology Committee.
There are no understandings or arrangements between Ms. McCarthy and any other person pursuant to which Ms. McCarthy was selected as a director of the Company. There are no related party transactions between the Company and Ms. McCarthy reportable under Item 404(a) of Regulation S-K.
In connection with her service as a director, Ms. McCarthy will receive the Company’s standard non-employee director cash compensation. Specifically, Ms. McCarthy will receive the $10,000 annual cash retainer, $1,000 per attended meeting of the Board of Directors, and $500 per attended meeting of the Technology Committee.
Please refer to exhibit 99.1 filed with this report for the Company's press release announcing the election of Ms. McCarthy as director of the Company.

Item 9.01	Financial Statements and Exhibits.

 (d)    The following exhibit is filed with this Report:

Exhibit No.	Description
99.1	Press release dated July 31, 2018 announcing election of Marie J. McCarthy as director of Camden National Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2018

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Financial Officer and Principal Financial & Accounting Officer